As filed with the Securities and Exchange Commission on May 13, 2003.
                              SUBJECT TO AMENDMENT

                          Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ________________

                                 OMI CORPORATION
             (Exact name of registrant as specified in its charter)
                                ________________

     Marshall Islands                                   52-2098714
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                                One Station Place
                               Stamford, CT 06902
                                 (203) 602-6700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            FREDRIC S. LONDON, ESQ.,
                     SENIOR VICE PRESIDENT & GENERAL COUNSEL
                                 OMI CORPORATION
                                One Station Place
                               Stamford, CT 06902
                                 (203) 602-6700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ________________

     The Commission is requested to mail signed copies of all orders, notices and communications to:

 Fredric S. London, Esq.                             Robert L. Clare III, Esq.
    OMI Corporation                                      White & Case LLP
   One Station Place                               1155 Avenue of the Americas
Stamford, Connecticut 06902                          New York, New York 10036
     (203) 602-6700                                       (212) 819-8200

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

                                ________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |x|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                ________________

                                                  CALCULATION OF REGISTRATION FEE

==================================================== =================== ================ ====================== ==================
                                                                              Proposed
                                                      Proposed Maximum        Maximum      Proposed Maximum
Title of Each Class of Securities to be Registered      Amount to be       Offering Price  Aggregate Offering        Amount of
                                                        Registered (2)       per Unit (2)     Price (2)          Registration Fee
---------------------------------------------------- ------------------- ---------------- ---------------------- ------------------
Debt Securities (1)(3)......................                                  100%
Common Stock, $0.50 par value (1)(3)(5).....                                  100%
Preferred Stock (1)(3)......................                                  100%
Warrants (1)(3).............................                                  100%
      Total.................................            $250,000,000          100%            $250,000,000           $20,225
==================================================== =================== ================= ====================== =================

     (1)  There shall be registered  hereunder such indeterminate  number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock,  preferred stock or debt securities,  and such indeterminate  principal amount of debt securities or issue price of debt securities  issued at original issue discount, as shall have an aggregate initial offering price not to exceed $250,000,000.

     (2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).

     (3)  In addition to the  securities  issued  directly  under this  registration  statement,  we are  registering an indeterminate  number of  shares of common  stock and  preferred  stock as may be issued  upon  conversion  or exchange of the securities issued directly under this registration  statement.  No separate consideration will be received for any shares of common stock or preferred stock so issued upon conversion or exchange.

     (4)  The aggregate amount of common stock registered  hereunder is limited to that which is permissible  under Rule
          415(a)(4) under the Securities Act of 1933.

     (5)  The common stock to be issued includes  preferred stock purchase rights associated with the common stock under a shareholder rights plan.

                                                      _____________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

================================================================================

                    Subject to Completion, Dated May 13, 2003

                                   PROSPECTUS


                                 OMI Corporation


                                  $250,000,000

                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                                    Warrants

Under this prospectus we may from time to time offer, in one or more series, the following securities for sale:

o    our debt securities;

o    shares of our preferred stock;

o    shares of our common stock; or

o    warrants to purchase our common stock, preferred stock, or debt securities.

We use the term "securities" in this prospectus to refer to any of the securities we may offer in connection with this prospectus, unless we state otherwise.

The aggregate initial offering price of the securities offered by OMI hereby will not exceed $250,000,000. This prospectus provides you with a general description of the securities we may offer. This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to the prospectus. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer any combination of these securities at prices and on terms to be determined at or prior to the time of sale. In addition, various selling shareholders may offer and sell shares of our common stock from time to time.

We may sell the securities to or through underwriters, through dealers or agents or directly to purchasers. Any accompanying prospectus supplements will set forth the names of any underwriters, dealers or agents involved in the sale of the securities in respect of which this prospectus is being delivered, the amounts proposed to be purchased by them, any applicable fee, commission or discount arrangements with them, the initial public offering price and the net proceeds. See "Plan of Distribution."

The common stock is listed on the New York Stock Exchange under the symbol "OMM." Any shares of common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to an official notice of issuance.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                   The date of this prospectus is May 13, 2003



The following legend is to be printed along the left edge of the page:

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

About this Prospectus.....................................................    3
Where You Can Find More Information.......................................    3
Incorporation by Reference................................................    3
Liability and Indemnification of Directors and Officers of OMI............    4
OMI.......................................................................    4
Use of Proceeds...........................................................    9
Ratios of Earnings to Fixed Charges ......................................    9
Description of Debt Securities............................................   10
Description of Warrants...................................................   18
Description of Capital Stock..............................................   20
Plan of Distribution......................................................   22
Experts...................................................................   24
Legal Matters.............................................................   24

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing the "shelf" registration process. Under the shelf registration process, we may sell from time to time any combination of the securities described in this prospectus and the selling shareholders may sell shares of common stock in one or more offerings for an initial purchase price of up to $250,000,000.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" before making an investment decision.


                       WHERE YOU CAN FIND MORE INFORMATION

OMI Corporation

     We file annual reports and special reports, proxy statements and other information with the SEC. We also maintain a website, www.omicorp.com, which contains this and other information. You may read and copy any document that we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Also, the SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the SEC. In addition, you may inspect reports, proxy statements and other information concerning OMI at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the documents we file with it, which means that we can disclose important information to you by referring you to those documents instead of reproducing that information in this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange
Act:

     o   Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     o   Proxy Statement for the 2003 annual meeting of stockholders; and

     o The description of the common stock contained in our registration statements on Form 8-A, May 15, 1998, as amended on June 17, 1998, and the description of the Rights currently traded with the common stock contained in our registration statement on Form 8-A, dated May 15, 1998, filed under Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

     Any statement contained in this prospectus, or in a document incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in a subsequently filed document, that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a copy of these documents, at no cost to you, by writing or telephoning us at the following address:

     Fredric S. London, Esq.
     Senior Vice President and General Counsel
     OMI Corporation
     One Station Place
     Stamford, Connecticut 06902
     Tel: (203) 602-6700


Reliance on Information

     You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.


         LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS OF OMI

     Under our articles of incorporation and bylaws, we limit the personal liability of directors and officers to the fullest extent permitted by Marshall Islands law. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted in respect of directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy and therefore unenforceable.


                                       OMI

Development of OMI's Business

     We provide seaborne transportation services for crude oil and petroleum products in the international shipping markets. Our customers include major independent and state-owned oil companies, major oil traders, government entities and various other entities.

     We own or charter in a fleet which as of May 8, 2003 numbered 37 vessels. Beginning in 1998 we embarked on a fleet renewal program that resulted in a significant reduction in the age of our fleet and in a concentration of our vessels primarily into two vessel types, Suezmax tankers, which generally carry crude oil from areas of oil production to refinery areas, and product carriers, which generally carry refined petroleum products (such as gasoline and aviation fuel) from refineries to distribution areas. Our fleet comprises 23 product carriers and 14 crude oil tankers, including eight Suezmax tankers. Our 23 product carriers are smaller vessels (from approximately 29,900 to approximately 71,000 dwt each). At year end 2002 the average age of our product carriers was
4.9 years, compared to an industry average of 12.3 years. Our eight Suezmax tankers are larger vessels (approximately 160,000 dwt each) and at year end 2002 the Suezmax tankers had an average age of 2.2 years, compared to an industry average of 9.6 years. The remainder of our fleet consists of six vessels including one ULCC (approximately 322,000 dwt), three Panamax tankers (approximately 65,000 dwt each) and two handysize tankers (approximately 36,000 dwt each). During the next three months, we will take delivery of one new Panamax product carrier. In 2004, we will take delivery of three handysize ice class product carriers. The time charter-in on one product carrier expires in 2003. Assuming no other acquisitions or dispositions, once we take delivery of the additional four vessels, 29 of our 40 vessels will be double-hulled.

     We have developed a basic strategy, which includes:

     Balanced chartering in spot and long-term markets

     We actively manage the balance between our spot and long-term time chartering to maintain cash flow stability without surrendering our ability to participate in strong spot markets. Our longer-term goal is to cover our fixed charges (general and administrative costs and interest expense) with revenue from our long-term charters. If attractive rates are available, we plan to keep most of our product carriers on long-term charters for the foreseeable future. Currently, 18 product carriers and two crude oil tankers are performing long-term time charters with original terms of two to five years. In addition, in 2003, we will take delivery of one Panamax product carrier which has been time chartered to a major oil company for a five year term and in 2004 the three handysize newbuildings will commence five year time charters to a major oil company. The majority of our tonnage, including all of our Suezmaxes, however, continues to operate in the spot market, giving us the ability to take advantage of the variability of spot rates. In addition, five of our product carriers on time charter have profit sharing participations, allowing the Company to further benefit from increased rates in strong markets. The three product carriers being delivered in 2004 have been time chartered with the same profit sharing arrangement.

     OMI began increasing the number of its product carriers on time charters during the strong rate market of mid 2000 and continued to do so thereafter as part of its strategy. The following chart reflects OMI's contracted time charter revenue ("TC revenue") through 2007. TC revenue below does not include profit sharing in the future periods for the eight vessels eligible for profit sharing under their time charter agreements (with the exception of profit sharing earned and recorded for prior periods) and it assumes no extensions of current time charters but it does include OMI's projected requirements relating to drydock.

     The following reflects our contracted TC revenue through 2007.


                                [chart missing]


(In Millions)                   2000     2001      2002      2003        2004      2005       2006      2007
                                ----     ----      ----      ----        ----      ----       ----      ----
 TC Revenue                     $16.3    $43.5     $90.4     $104.8      $101.1    $52.4      $33.3     $23.8
 Number of Vessels (a)              5       14        17       21(b)      14(c)      9(d)       5(e)      5(f)


(a)  Number of vessels at the end of each year.

(b)  During 2003, four new buildings begin time charters.

(c) 24 vessels operate on time charters during 2004 (including one vessel that will begin a time charter upon delivery); assuming no extensions, 10 vessels complete time charter contracts during the year.

(d) 14 vessels operate on time charters during 2005; assuming no extensions, 5 vessels complete time charter contracts.

(e) 9 vessels operate on time charter during 2006; assuming no extensions, 4 vessels complete time charter contracts.

(f) Two of the vessels will complete the time charters in 2008 and three will complete time charters in 2009.

     Note:TC revenue is the amount contracted to date in the table above and does not include projections other than for expected delivery dates of newbuildings and offhire relating to drydock. We intend to time charter nine vessels, which have time charters expiring in 2004 at opportunistic times when attractive rates are available.

     Concentration in two vessel categories

     The large scale of our product carrier and Suezmax fleets relative to many of our competitors enables us to realize economies of scale and increase vessel utilization. Large and concentrated fleets create economies of scale by more efficiently spreading the overhead costs, including costs associated with vetting and complying with environmental and other regulations. By gaining expertise in operating, supplying and maintaining selected vessel types, our crews and management also gain greater efficiency and effectiveness. We have chosen to concentrate in Suezmax tankers due to their size advantage over aframax tankers and greater geographic flexibility relative to VLCC's and to invest in product tankers because of our observation that product producing refineries are not generally located near the areas of greatest demand. We expect to increase our concentration in Suezmax tankers and product carriers, including through selective acquisitions and dispositions of our older vessels as market conditions warrant.

     Continued  acquisition  of modern  vessels

     We have focused on acquiring modern, double hull ships, as we believe younger vessels have significant competitive advantages. In addition to our fleet renewal program, we will continue our strategy of selectively and opportunistically expanding our fleet. Most of our product carrier acquisitions have been made when long-term charters have been concluded. We expect to continue this strategy, as it grows our fleet with less risk.

                           Our Fleet as of May 8, 2003

                       Type         Year      Metric    Charter
Name of Vessel       of Vessel      Built(1)  Dwt       Expiration   Hull(2)
--------------       ---------     ------------------   ----------   -------
CRUDE OIL VESSELS:
-----------------
  SETTEBELLO         ULCC           1986     322,466     SPOT        SH
  SOMJIN             Suezmax        2001     160,183     SPOT        DH
  DELAWARE           Suezmax        2002     159,452     SPOT        DH
  DAKOTA             Suezmax        2002     159,435     SPOT        DH
  SACRAMENTO         Suezmax        1998     157,411     SPOT        DH
  PECOS              Suezmax        1998     157,406     SPOT        DH
  SABINE             Suezmax        1998     157,332     SPOT        DH
  OLIVER JACOB (3)   Suezmax        1999     157,327     SPOT        DH
  MAX JACOB (3)      Suezmax        2000     157,327     SPOT        DH
  ELBE(4)            Panamax        1984      66,800     SPOT        SH
  NILE(4)            Panamax        1981      65,755     SPOT        SH
  VOLGA(4)           Panamax        1981      65,689     SPOT        SH

  TANDJUNG AYU       Handysize      1993      36,362     5/2005      DS
  BANDAR AYU         Handysize      1993      36,345     7/2005      DS
                                           ---------
                                           1,859,290
PRODUCT CARRIERS:
----------------
  OTTAWA             Panamax        2003      70,297     4/2008      DH
  NECHES             Handymax       2000      47,052     9/2004      DH
  SAN JACINTO        Handymax       2002      47,038     3/2005      DH
  GUADALUPE          Handymax       2000      47,037    11/2004      DH
  AMAZON             Handymax       2002      47,037     1/2005      DH
  MOSELLE            Handymax       2003      47,037     2/2006      DH
  ROSETTA            Handymax       2003      47,015     3/2006      DH
  JAG PRATAP (5)     Handymax       1995      45,693    10/2003      DH
  ORONTES            Handysize      2002      37,383     3/2005      DH
  OHIO               Handysize      2001      37,278    12/2004      DH
  ASHLEY             Handysize      2001      37,270    11/2004      DH
  MARNE              Handysize      2001      37,230     9/2004      DH
  TRINITY            Handysize      2000      35,834    10/2006      DH
  MADISON            Handysize      2000      35,828     9/2006      DH
  RHONE              Handysize      2000      35,775     4/2004      DH
  CHARENTE           Handysize      2001      35,751     9/2004      DH
  ISERE              Handysize      1999      35,438     9/2004      DH
  SEINE              Handysize      1999      35,407     7/2004      DH
  SHANNON            Handysize      1991      29,999       SPOT      SH
  RACER              Handysize      1989      29,998       SPOT      SH
  RAIN               Handysize      1990      29,998       SPOT      SH
  SEVERN             Handysize      1988      29,998       SPOT      SH
  ALMA               Handysize      1988      29,996     6/2004      SH
                                           ---------
                                             911,389
                                           ---------
  Total Current Fleet (37 Vessels)         2,770,679
                                           =========
VESSELS ON ORDER
----------------
                                    Date To Be      Metric           Charter
Name of Vessel      Type of Vessel   Delivered        Dwt          Expiration
--------------      --------------  -------------------------      ----------
  TAMAR              Panamax          7/2003       70,100            7/2008
  LOIRE              Handysize        4/2004       37,000            4/2009
  GARONNE            Handysize        7/2004       37,000            7/2009
  (To be named)      Handysize       10/2004       37,000           10/2009
                                                ---------
                                                  181,100
                                                ---------
 Total with Vessels On Order                    2,951,779
                                                =========

 (1) Weighted average age (based on carrying capacity) of the Company's fleet at year-end 2002 is 6.2 years.
 (2) "DH" is double hulled, "SH" is single hulled and "DS" is double sided.
 (3) Sold and leased back.
 (4) Time chartered into the Star Tankers Pool. While the vessels are committed by time charter, the revenues are dependent on the spot market.
 (5) Time chartered to the Company until October 2003.

A brief description of the functions of the various types and sizes of vessels owned or operated by the Company and others is set forth below:

     Product carrier--normally carries refined petroleum products such as gasoline, heating oil, aviation fuel, naphtha and kerosene.

     Crude oil tanker--normally carries crude oil and dirty products, such as number 6 oil, residual oil and bunkers.

     Handysize--a ship of 25,000 to 40,000 dwt.

     Handymax--a ship of 40,000 to 50,000 dwt.

     Panamax--a ship of 50,000 to 80,000 dwt.

     Aframax--a tanker of 80,000 to 120,000 dwt.

     Suezmax--a crude oil tanker of 120,000 to 200,000 dwt.

     VLCC--a very large crude oil tanker, of 200,000-300,000 dwt.

     ULCC--an ultra large crude oil tanker, or more than 300,000 dwt.

                                 USE OF PROCEEDS


     Unless we state otherwise in a prospectus supplement, the net proceeds from the sale of securities offered through this prospectus will be used for general corporate purposes, which may include working capital, capital expenditures, the acquisition of vessels and the reduction or refinancing of existing indebtedness.


                     RATIOS OF EARNINGS TO FIXED CHARGES AND
                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED SHARE DIVIDENDS


Ratios of Earnings to Fixed Charges

     The following table shows our ratios of earnings to fixed charges:



     2002           2001           2000          1999         1998
-------------   -------------   -----------  -----------  -------------
     1.32           3.35           2.06           (A)         1.07

(A) For the year ended December 31, 1999 the earnings were insufficient to cover fixed charges by $76,046,000.


Ratios of Earnings to Combined Fixed Charges and Preference Dividends

     We have not paid any dividends on preferred shares and as a result the ratios of earnings to combined fixed changes and preference dividends are the same as above.

Calculation of Ratios

     The ratios of earnings to fixed charges were calculated based on information from our records.

     For purposes of these tables, "earnings" is calculated by adding:

     (1) pre-tax income from continuing operations before income or loss from equity investees;

     (2)  fixed charges;

     (3)  amortization of capitalized interest; and

     (4)  distributed income of equity investees;

and then subtracting:

     (1)  capitalized interest.

"Fixed charges" is calculated by adding:

     (1)  interest expensed and capitalized;

     (2)  amortized capitalized expenses related to indebtedness; and

     (3)  an estimate of the interest within rental expense.

     The term "equity investees" means investments that we account for using the equity method of accounting.


                         DESCRIPTION OF DEBT SECURITIES

     Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of debt securities and may, at the time of issuance, determine the rights, preference and limitations based on terms of such indenture agreements between us, as issuer, and a trustee. The following is a summary of some material provisions of debt securities that we may issue.

     The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be either senior debt securities, that rank on an equal basis with all our other senior unsecured and unsubordinated debt, or they will be subordinated debt securities that will have a junior position to all of our senior unsecured debt.

     The following description briefly sets forth certain general terms and provisions of the debt securities. The prospectus supplement for a particular series of debt securities will describe the particular terms of the debt securities we offer and the extent to which such general provisions may apply to that particular series of debt securities.

     Our senior debt securities will be issued under a senior debt indenture. Our subordinated debt securities will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an 'indenture' and collectively as the 'indentures'.

     The following summaries of certain provisions of the indentures are not complete and are qualified in their entirety by reference to the indentures. You should read the indentures for further information. If we make no distinction in the following summaries between the senior debt securities and the subordinated debt securities or between the indentures, such summaries refer to any debt securities and either indenture.

General

     We may offer either senior debt securities or subordinated debt securities through this prospectus. The indentures allow us to issue senior and subordinated debt securities from time to time up to the aggregate principal amount we authorize from time to time. Pursuant to the terms of the indentures, we may register additional debt securities and issue an unlimited total principal amount of debt securities. We may issue the debt securities in one or more series with the same or different terms. We may not issue all debt securities of the same series at the same time. All debt securities of the same series need not bear interest at the same rate or mature on the same date. Each indenture permits the appointment of a different trustee for each series of debt securities. If there is at any time more than one trustee under the indentures, the term 'trustee' means each such trustee and will apply to each such trustee only with respect to those series of debt securities for which it is serving as trustee.

     We may offer senior debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in the prospectus supplement. All references to debt securities, senior debt securities or subordinated debt securities are references to debt securities, senior debt securities or subordinated debt securities issued by us.

     Except as otherwise provided in the prospectus supplement relating to a particular series of debt securities, the indentures might not limit the amount of other debt, secured or unsecured, that we can issue, and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

     The following summary of the debt securities is not complete. The prospectus supplement will describe the particular terms of any debt securities we may offer and may differ from the terms below.

     The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

          o    the  designation,   aggregate  principal  amount  and  authorized
               denominations of the debt securities;

          o the percentage (discount or premium) of principal amount at which the debt securities will be issued;

          o    the date or dates on which the debt securities will mature;

          o the rate or rates at which the debt securities will bear any interest or the method by which the rate will be determined;

          o the dates on which and places at which any interest will be payable;

          o whether the debt securities are senior debt securities or subordinated debt securities;

          o    the terms of any mandatory or optional repayment or redemption;


          o if the debt securities are convertible into common shares, the terms and conditions upon which conversion will be effected, including the conversion price, the conversion period and whether conversion is mandatory, at the option of the holder or at our option;

          o any index used to determine the amount of payments of principal or any interest on the debt securities;

          o whether we will be obligated to pay any additional amounts in the event that certain other charges are imposed on payments on the debt securities as provided below under "--Payments of Additional Amounts";

          o whether we may redeem the debt securities before their maturity as a result of any amendment or change in taxes as provided below under "--Tax Redemption"; and

          o    any other terms of the debt securities.

     If interest is payable on the debt securities, the persons to which and the manner in which the interest will be paid will be set forth in the prospectus supplement relating to the debt securities. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

     Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities may either bear no interest or may bear interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax consequences and other special considerations applicable to the discounted debt securities will be described in the prospectus supplement relating to these debt securities.

     Unless the prospectus supplement for a particular series of debt securities provides that the debt securities of that series may be redeemed at the option of the holder, the indentures and the debt securities will not provide for redemption at the option of a holder nor necessarily afford holders protection in the event of a highly leveraged or other transaction that might adversely affect holders.

Governing Law

     Debt securities offered through this prospectus will governed by the laws of the State of New York.

Global Securities

     The debt securities of a series may be issued in the form of one or more global certificates that may be deposited with a depositary identified in a prospectus supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee. Prospectus supplements will name the particular entity that may act as depositary.

     The related prospectus supplement will describe the specific terms of the depositary arrangement with respect to that series of debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

     Unless otherwise specified in an applicable prospectus supplement, global securities to be deposited with or on behalf of a depositary will be registered in the name of such depositary or its nominee. Upon the issuance of a global security, the depositary for such global security will credit the respective principal amounts of the debt securities represented by such global security to the participants that have accounts with such depositary or its nominee. Ownership of beneficial interests in such global securities will be limited to participants in the depositary or persons that may hold interests through these participants.

     A participant's ownership of beneficial interests in these global securities will be shown on the records maintained by the depositary or its nominee. The transfer of a participant's beneficial interest will only be effected through these records. A person whose ownership of beneficial interests in these global securities is held through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, we will consider such depositary or such nominee, to be the sole owner or holder of the debt securities represented by such global security. Except as described below, owners of beneficial interests in global securities will not be entitled to have debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form. We will not consider owners of beneficial interests in global securities to be the owners or holders of those debt securities under the indentures.

     We will make payment of principal of, premium, if any, and any interest on global securities to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. Neither we, the trustee, any paying agent nor the securities registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests relating to such beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for a permanent global security, upon receipt of any payment in respect of a permanent global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name', and will be the responsibility of such participants.

     We will at any time and in our sole discretion determine not to have any debt securities represented by one or more global securities. In such event, we will issue debt securities in definitive form in exchange for all of the global securities representing such debt securities.

     If set forth in the applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary, receive debt securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name.

     Registered and Bearer Securities

     Registered securities may be exchangeable for other debt securities of the same series, registered in the same name, for the same aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office of the trustee. The holder will not pay a service charge for any such exchange or transfer except for any tax or governmental charge incidental thereto. If permitted by applicable laws and regulations, the prospectus supplement will describe the terms upon which registered securities may be exchanged for bearer securities of the series. If any bearer securities are issued, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities may be exchanged for registered securities of the same series will be described in the prospectus supplement.


Tax Redemption

     If the prospectus supplement for a particular series of debt securities provides, we may redeem that series of debt securities before their maturity, in whole or in part, if, at any time after the date of issuance of that series of securities, as a result of any:

o amendment to, or change in, the laws of the Marshall Islands, the federal laws of the United States; or

o change in the application or official interpretation of such laws or regulations,

where such amendment or change becomes effective after the date of the issuance of the series of debt securities (a "tax event"), we become, or will become, obligated to pay any additional amounts as provided below under "--Payments of Additional Amounts" and cannot reasonably avoid such obligation.

     Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus in order to determine the amount of notice that we may give before any redemption of a series of securities.

Payments of Additional Amounts

     If the prospectus supplement for a particular series of debt securities provides, we may make all payments on the debt securities of that series without withholding or deduction for any taxes, or other governmental charges in effect on the date of issuance of the debt securities of that series or imposed in the future. In the event any other charges are imposed on payments on any debt security of that series held by you, we will pay to you additional amounts as may be necessary so that the net amounts receivable by you after any payment, withholding or deduction of tax or charge will equal the amounts of principal, any interest and any premium which would have been receivable on the debt security if there were no such payment, withholding or deduction. No additional amounts, however, will be paid to you, or to a third party on your behalf, for any such taxes or charges that have been imposed by reason of:

     o your presentation of the debt security for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee;

     o any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax or governmental charge;

     o any tax or other governmental charge that is payable other than by withholding from payments on the debt security;

     o    any combination of the foregoing events or circumstances; or

     o any other circumstance as described in the prospectus supplement relating to the particular series of debt securities.

     Furthermore, no additional amounts will be paid with respect to any payment to you if you are a fiduciary or partnership or other than the sole beneficial owner of the payment if a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder. Any reference in this summary or in the indentures or the debt securities to principal or interest will be deemed also to refer to any additional amounts that may be payable as described in this paragraph.

Consolidation, Merger and Sale of Assets

     We, without the consent of the holders of any of the outstanding debt securities under either indenture, may consolidate with or merge into, or convey or transfer our properties and assets substantially as an entirety to, any corporation organized under the laws of the United States of America or any State or the District of Columbia or under the laws of the Republic of the Marshall Islands, provided, that:

     o the successor corporation assumes our obligations on all the debt securities and under the indentures;

     o after giving effect to the transaction no event of default under the indentures, and no event which, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing; and

     o    that various other conditions are met.

Neither indenture restricts a merger or consolidation in which we are the surviving corporation.

Modification of the Indentures

     We may modify or amend the indentures without the consent of the holders of any of our outstanding debt securities for various enumerated purposes, including the naming, by a supplemental indenture, of a replacement trustee for a series of debt securities. We may modify or amend the indentures with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification or amendment. No such modification or amendment may, however, without the consent of the holder of each debt security affected thereby:

     o    modify the terms or payment of principal or interest; or

     o reduce the stated percentage of holders of debt securities necessary to modify or amend the indentures or waive our compliance with certain provisions of the indentures and certain defaults thereunder.

Events of Default, Notice and Waiver

     The indentures provide holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indentures.

     Unless stated otherwise in the prospectus supplement, an event of default with respect to any series of debt securities under each indenture will be:

     o default in the payment of the principal of, or premium, if any, on any debt security of such series at its maturity;

     o default in making a sinking fund payment, if any, when due and payable;

     o default for 30 days in the payment of any installment of interest on any debt security of such series;

     o default for 90 days after written notice in the observance or performance of any other covenant in the relevant indenture;

     o certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or our property;

     o an event of default with respect to any other series of debt securities outstanding under the applicable indenture or an event of default under any other indebtedness of ours for borrowed money in excess of a number to be stated in the prospectus supplement which results in an aggregate principal amount of at least such number of such other series of debt securities or such other indebtedness becoming or being declared due and payable and such acceleration has not been rescinded or annulled within 10 days after notice of default is given; and

     o any other event of default provided in or pursuant to the applicable resolution of the Board of Directors or supplemental indenture under which such series of debt securities is issued.

     The trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers such withholding in the interest of such holders.

     If any event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series may declare the principal of all the debt securities of such series to be due and payable immediately.

     Each indenture will contain a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of any of the holders. Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trusts or power conferred upon the trustee, with respect to the debt securities of such series. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the debt securities of any series on the respective stated maturities (as defined in the indentures) and to institute suit for the enforcement of these rights.

     The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past defaults. The following defaults may only be waived with the consent of each holder of an affected debt security:

     o a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of such series.

     o a default in the payment of any sinking fund installment or analogous obligation with respect to the debt securities of such series; and

     o a default in respect of a covenant or provision of the applicable indenture which cannot be amended or modified without the consent of the holder of each outstanding debt security affected.

     We will furnish to the trustee annual statements as to the fulfillment of our obligations under each indenture.

Defeasance of the Indenture and Debt Securities

     Each indenture will permit us to be discharged from our obligations under such indenture and the debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance.

     Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity on such series of debt securities then from and after the ninety-first day following such deposit:

     o we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any series; and

     o our obligations under each indenture with respect to the debt securities of such series will cease to be in effect.

     Following such defeasance, holders of the applicable debt securities would be able to look only to the trust fund for payment of principal and premium, if any, and interest, if any, on their debt securities.

     Such defeasance may be treated as a taxable exchange of the related debt securities for obligations of the trust or a direct interest in the money or government securities held in the trust. In that case holders of such debt securities would recognize gain or loss as if the trust obligations or the money or government securities held in the trust, as the case may be, had actually been received by the holders in exchange for their debt securities. Such holders thereafter might be required to include as income a different amount of income than in the absence of such defeasance. We urge prospective investors to consult their own tax advisors as to the specific tax consequences of defeasance.

Provisions Applicable Solely to Subordinated Securities

General

     We will issue subordinated debt securities under a subordinated debt indenture. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. The subordinated debt securities may rank on an equal basis with certain other subordinated debt of ours that may be outstanding from time to time and will rank junior to all senior indebtedness (as defined below or may be defined in the subordinated debt indenture) of ours (including any senior debt securities) that may be outstanding from time to time.

     If subordinated debt securities are issued under the subordinated indenture, the aggregate principal amount of senior indebtedness outstanding as of a recent date will be set forth in the applicable prospectus supplement. The subordinated indenture does not restrict the amount of senior indebtedness that we may incur.

Subordination

     The payment of the principal of, and premium, if any, and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness. The term senior indebtedness is defined in the subordinated indenture as indebtedness we incur for money borrowed, all deferrals, renewals or extensions of any such indebtedness and all evidences of indebtedness issued in exchange for any such indebtedness. Senior indebtedness also includes our guarantees of the foregoing items of indebtedness for money borrowed by persons other than us, unless, in any such case, such indebtedness or guarantee provides by its terms that it will not constitute senior indebtedness.

     The subordinated debt indenture provides that, unless all principal of and any premium or interest on, the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment or other distribution may be made with respect to the subordinated indebtedness in the following circumstances:

     o any acceleration of the principal amount due on the subordinated debt securities;

     o the dissolution or winding-up or total or partial liquidation or reorganization of OMI, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;

     o a default in the payment of principal, premium, if any, sinking fund or interest with respect to any senior indebtedness; or

     o an event of default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any senior indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders of senior indebtedness to accelerate its maturity, and such event of default has not been cured or waived.

     A merger, consolidation or conveyance of all or substantially all of our assets on the terms and conditions provided in the subordinated indenture will not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of these subordination provisions.

     If the holders of subordinated securities receive any payment or distribution of our assets not permitted by the subordination provisions, the holders of subordinated debt securities will have to repay such amount to the holders of the senior debt securities or to the trustee.

Subrogation

     After the payment in full of all senior indebtedness, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets or securities applicable to the senior indebtedness until the subordinated debt securities are paid in full. Under these subrogation provisions, no payments or distributions to the holders of senior indebtedness which otherwise would have been payable or distributable to holders of the subordinated debt securities will be deemed to be a payment by us to or on the account of the senior indebtedness. These provisions of the subordinated indenture are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities and the holders of the senior debt securities. Nothing contained in the subordinated indenture is intended to impair our absolute obligation to pay the principal of and interest on the subordinated debt securities in accordance with their terms or to affect the relative rights of the holders of the subordinated debt securities and our creditors other than the holders of the senior indebtedness. These subrogation provisions of the subordinated indenture will not prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default of such security, subject to the rights of subordination described above.


Concerning the Trustees

     Except during the continuance of an event of default, each of the trustees will perform only those duties that are specifically set forth in the relevant indenture. During the continuance of any event of default under an indenture, the trustee thereunder will exercise its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use his rights under the circumstances in the conduct of his own affairs.

Governing Law

     The subordinated debt securities and the indenture under which they will be issued are governed by the laws of the State of New York.


                             DESCRIPTION OF WARRANTS

General

     The following is a summary of material provisions of the warrants that we may issue pursuant to one or more separate warrant agreements, either independently or together with other securities. This summary does not include all of the provisions of the warrants. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We urge you to read the form of warrant agreement filed with the applicable prospectus supplement. The terms of the warrants to subscribe for our debt securities include those stated in the forms of warrant agreements. Provisions of the forms of warrant agreements or terms defined in the forms of warrant agreements summarized below are incorporated into this prospectus by reference.

     We may issue warrants for the purchase of:

     o   debt securities,

     o   preferred stock, or

     o   common stock.

     The warrants may be issued in one or more series. Please refer to the prospectus supplement relating to particular series of warrants for specific terms of the warrants, including the following terms:

     o    the type and number of warrants;

     o the name, amount and terms of the securities for which the warrants may be exercised;

     o if applicable, the name and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

     o    the expiration date of the warrants;

     o    the period during which warrants may be exercised;

     o    the exercise price of the warrants;

     o the minimum or maximum amount of the warrants that may be exercised at any one time;

     o    any mandatory or optional call provisions;

     o    the identity of the warrant agent;

     o    a discussion of certain Federal income tax considerations; and

     o    any other terms of the warrants offered thereunder.

     The warrants will be represented by warrant certificates. We will pay all stamp taxes and any other duties to which the original issuance of the warrant certificates may be subject.

Transfer and Exchange

     Warrants may be transferred or exchanged pursuant to procedures outlined in the applicable warrant agreement. No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the applicable warrant agent maintained for that purpose. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of warrant certificates.

     No warrant or warrant certificate will entitle the holder thereof to any of the rights of a holder of the security for which the warrant may be exercised, including the right to receive payments of principal or interest on debt securities or to enforce any of the covenants in any indenture relating to debt securities or the right to receive dividends on common or preferred stock or vote with common or preferred.

Exercise of Warrants

     In order to exercise warrants, the holder of the warrants will be required to surrender to the warrant agent the related warrant certificate and pay in full the exercise price for the securities to be subscribed for upon such exercise. The exercise price must be paid in cash or by certified or official bank check or by wire transfer to an account we designate for such purpose. The warrant agent then will deliver the applicable securities to the holder, and will issue a new warrant certificate for any warrants not exercised.

Amendment of Warrant Agreement

     From time to time, we and the warrant agent under the relevant warrant agreement, may amend or supplement the warrant agreement for certain purposes without the consent of the holders of the warrants issued thereunder, including to cure defects or inconsistencies or make any change that does not materially and adversely affect the rights of any holder. Any amendment or supplement to a warrant agreement that has a material adverse effect on the interests of the holders of the warrants issued thereunder will require the written consent of the holders of a majority of the outstanding warrants issued thereunder.

     The written consent of each holder of the warrants affected shall be required for any amendment that:

     o    increases the exercise price;

     o    shortens the period during which warrants may be exercised;

     o if the warrants may be redeemed at our option, reduces the price at which the warrants may be redeemed; or

     o    materially and adversely affects the exercise rights of holders.


                          DESCRIPTION OF CAPITAL STOCK

     We outline below a summary of material information relating to our capital stock, including summaries of certain provisions of our articles of incorporation, as amended, and our by-laws, as amended. This summary does not include all of the provisions of our articles of incorporation or by-laws. These statements do not purport to be complete, or to give full effect to the provisions of statutory or common laws, and are subject to, and are qualified in their entirety by reference to, the terms and detailed provisions of the articles of incorporation and of the by-laws. We urge you to read our full articles of incorporation and by-laws.

Common Stock

     Each holder of common stock is entitled to one vote for each share registered in the holder's name on our books on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the holders of common stock entitled to exercise more than 50% of the voting rights in an election of directors can elect 100% of the directors to be elected if they choose to do so. In this event, the holders of the remaining common stock voting for the election of directors will not be able to elect any persons to the board of directors. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Subject to the prior rights of holders of the preferred stock, the holders of the common stock are entitled to receive, in the event of liquidation, dissolution or winding up, pro rata, all assets remaining after payment of all obligations, and are entitled to receive the dividends as may be declared by the board of directors out of funds legally available therefor.

     On November 19, 1998, the board of directors approved the adoption of a shareholder rights plan in which it declared a dividend distribution of one right for each outstanding share of common stock, $0.50 par value to stockholders of record at the close of business on May 1, 1998. Each right entitles the record holder to purchase from us one hundred-thousandth of a share of our Series A Participating Preferred Stock, $1.00 par value at a price of $25.00, subject to adjustment in certain circumstances.

     Initially, the rights attach to the certificates representing outstanding shares of common stock, and no rights certificates will be distributed. In general, the rights will separate from the common stock and a distribution date will occur only if a public announcement that a person or group of affiliated or associated persons has acquired (an "Acquiring Person"), or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock, or after the commencement of a tender offer or exchange offer if, upon consummation thereof, the person or group making the offer would be the beneficial owner of 15% or more of the outstanding shares of common stock. Thereafter, under certain circumstances, each right (other than any rights that are or were beneficially owned by an Acquiring Person, which rights will be void) could become exercisable to purchase at the purchase price a number of shares of common stock (or, in certain circumstances, the common stock of a company into which we are merged or consolidated or to which we sell all or substantially all of our assets) having a market value equal to two times the purchase price.

Special Article and By-Law Provisions

     Our articles of incorporation provide for three classes of directors having staggered terms. The term of office of each class is three years. The articles of incorporation also provide that directors may be removed only for cause and only by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of our directors.

     Our articles of incorporation require a vote of the holders of not less than 80% of the voting stock to approve a merger or consolidation, or a sale, lease, exchange, transfer or other disposition of all or any substantial part of our assets to certain other persons, entities and groups, and their affiliates and associates, holding directly or indirectly more than 10% of our voting stock, unless (1) such merger, consolidation, disposition or other transaction was approved by at least 66 2/3% of the members of the board of directors who are continuing directors (as defined in the certificate of incorporation) or (2) in the case of a merger, consolidation, or sale of assets, the cash or the fair market value or other consideration to be received by our common stockholders is at least equal to the highest price paid by such 10% holder for its shares, and certain other conditions are met.

     Under the by-laws, any action required to be taken or which may be taken at any annual or special meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     The foregoing provisions could render more difficult or discourage a tender offer, merger or proxy contest for control of the corporation and could have the effect of making it more difficult to remove incumbent management in these situations.

     The by-laws also require the approval of at least 66 2/3% of the members of the board of directors to take certain actions, including the amendment, notification or repeal of any of the by-laws.

Preferred Stock

     Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preference, and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the corporation before any payment is made to the holders of shares of common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock. The total number of preferred shares that can be issued is currently 5 million, none of which are issued or outstanding, less shares required to be reserved pursuant to our Rights plan.

Dividends

     Our board of directors has not declared dividends to this date. Our current policy is not to pay dividends, but to retain cash for future business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon the results of operations, financial condition, capital restrictions, covenants and other factors deemed relevant by the board of directors.

                              PLAN OF DISTRIBUTION

     We and the selling shareholders may sell the securities described in this prospectus from time to time in one or more of the following ways:

     o    to or through underwriters or dealers;

     o    directly to one or more purchasers;

     o    through agents; or

     o    through a combination of any of such methods of sale.

     The prospectus supplement with respect to the offered securities will describe the terms of the offering, including:

     o    the name or names of any agents or underwriters,

     o the purchase price of such securities and the proceeds to us from such sale,

     o any underwriting discounts and other items constituting underwriters' or agents' compensation,

     o    any initial public offering price,

     o    any discounts or concessions allowed or reallowed or paid to dealers,

     o    any selling shareholders, and

     o    any securities exchanges on which such securities may be listed.

     Only agents or underwriters named in the prospectus supplement are deemed to be agents or underwriters in connection with the securities offered thereby. If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, either:

     o    at a fixed public offering price or prices,

     o    at market prices prevailing at the time of sale,

     o    at varying prices determined at the time of sale, or

     o    at negotiated prices.

     The obligations of the underwriters to purchase the securities will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the securities of the series offered by the prospectus supplement relating to such series if any of such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     We and the selling shareholders may also sell securities directly or through agents designated from time to time. Any agent involved in the offering and sale of the offered securities is named in the applicable prospectus supplement. Any commissions payable by us or the selling shareholders to such agent are set forth in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

     If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities providing for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities that may be sold pursuant to such arrangements.

     Shares of our common stock may be offered or sold in connection with the settlement of forward purchase contracts we enter into from time to time with a financial institution or in connection with the payment of other contractual obligations. The financial institution or contracting party may be deemed to be an underwriter or may be deemed to be a selling shareholder. If any such sales are conducted, whether the third party is deemed to be an underwriter or a selling shareholder, the prospectus supplement related to such sales will set forth, as required, the following information:

     o    the identity of the underwriter or selling shareholder,

     o    the amount of shares being sold,

     o the aggregate number of shares held by the financial institution before and after the proposed sale,

     o and any material arrangements between us and the financial institution within the past three years.

     In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of the underwriter in stabilizing or short-covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

     The distribution of the securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

     In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions.

Underwriters may sell securities to or through dealers and these dealers may receive compensation in the form of discounts, concessions and commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any of these underwriters or agents will be identified, and the amount underwritten by the underwriter or agent, the nature of the underwriter's obligation, and any compensation received from us will be described in the applicable prospectus supplement.

     Under agreements that we may enter into, the underwriters, dealers and agents who participate in the distribution of the securities offered through this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act or to contribution with respect to payments required to be made in respect thereof.

     The securities offered through this prospectus (other than common shares) will be new issues of securities with no established trading market. Underwriters and agents who purchase the securities for public offering and sale may make a market in these securities, but these underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

     We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities which will be paid for and delivered on a future date specified in a prospectus supplement. The obligations of any purchasers under this delayed delivery and payment arrangements will not be subject to any conditions except that the purchase at delivery must not be prohibited under the laws of any jurisdiction in the United States to which the institution is subject. The underwriters and these other persons will not have any responsibility in respect of the validity or performance of these contracts.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the issuance of the Securities offered hereby will be passed upon for OMI by Fredric S. London, Esq., Senior Vice President and General Counsel of OMI.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses Of Issuance And Distribution

     The expenses payable in connection with the issuance and distribution of the securities being registered (other than underwriting discount)* are as follows:

     Filing fee of Securities and Exchange Commission relating
     to registration statement...................................     $20,225.00

     Fees and expenses of counsel for the Registrant,
     White & Case LLP...........................................       $5,000.00

     Fee of accountants, Deloitte & Touche LLP..................      $10,000.00

     Miscellaneous..............................................           $0.00

     Total......................................................      $35,225.00


_______________________
* Each of the expenses listed above is estimated except for the SEC registration fee.

Item 15.  Indemnification of Directors and Officers

     Marshall Islands law provides that with respect to legal actions against a person by reason of the fact that such person is or was a director or officer of a corporation, such corporation (i) must indemnify such person for expenses of litigation when such person is successful on the merits; (ii) may indemnify such person for expenses, judgments, fines and amounts paid in settlement of litigation (other than in an action by or in right of the corporation), even if such person is not successful on the merits, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, had no reason to believe that conduct was unlawful); and (iii) may indemnify such person for the expenses of a suit by or in the interest of the corporation, even if such person is not successful on the merits, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made if such person has been found to be liable of negligence or misconduct in the performance of his duties to the corporation unless the court in which such action was brought determines that, despite the finding of liability, such person is fairly and reasonably entitled to indemnity for such expenses. The advancement of litigation expenses to a director or officer is also authorized upon receipt by the board of directors of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. Our articles of incorporation and by-laws limit personal liability of directors and officers to the fullest extent permitted by Marshall Islands law.

Item 16.  Exhibits

Exhibit
Number              Description
-------             -----------

1.1*                Form of Underwriting Agreement

3.1***              The Articles of Incorporation of OMI Corporation

3.2***              By-laws of OMI Corporation

4.1**               Rights Agreement dated November 19, 1998

4.2***              Form of Common Stock Certificate

4.3*                Form of Senior Indenture

4.4*                Form of Subordinated Indenture

4.5*                Form of Certificate of Designation with respect to Preferred
                    Stock

4.6*                Form of Warrant

5 Opinion of Fredric S. London, Esq. as to the legality of the Offered Securities and Rights registered hereunder.
12
                    Computation  of Ratio of  Earnings  to  Fixed  Charges

23.1                Consent of Deloitte & Touche LLP.

23.2                Consent of  Fredric S.  London,  Esq.  (included  in Exhibit
                    Number 5).

24                  Power of Attorney  (included in Part II of this Registration
                    Statement).


* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

**   Incorporated by reference from the Company's Form 8-K dated May 15, 1998.

*** Incorporated by reference from the Company's Form S-1 filed May 15, 1998 (Registration No. 333-52771).

Item 17.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 13th day of May, 2003.

                                    OMI Corporation
                                    (Registrant)



                                    By: /s/ Fredric S. London
                                       -----------------------------------
                                       Fredric S. London
                                       Senior Vice President and General Counsel


                                    By: /s/ Kathleen C. Haines
                                       -----------------------------------
                                       Kathleen C. Haines
                                       Senior Vice President and Chief Financial
                                         Officer

                                POWER OF ATTORNEY

     Each person whose signature  appears below constitutes and appoints Fredric
S. London and Kathleen C. Haines and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) to this Registration Statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      NAME                    SIGNATURE                     DATE
      ----                    ---------                     ----

Robert Bugbee             /s/ Robert Bugbee              May 13, 2003
Director                  --------------------------

James N. Hood             /s/ James N. Hood              May 13, 2003
Director                  --------------------------

Michael Klebanoff         /s/ Michael Klebanoff          May 13, 2003
Director                  --------------------------

Philip J. Shapiro         /s/ Philip J. Shapiro          May 13, 2003
Director                  --------------------------

Edward Spiegel            /s/ Edward Spiegel             May 13, 2003
Director                  --------------------------

Craig H. Stevenson, Jr.   /s/ Craig H. Stevenson, Jr.    May 13, 2003
Director                  ---------------------------

Donald C. Traucht         /s/ Donald C. Traucht          May 13, 2003
Director                  ---------------------------

James D. Woods            /s/ James D. Woods             May 13, 2003
Director                  ----------------------------

                                  EXHIBIT INDEX

Exhibit
Number              Description
------              ------------------
1.1*                Form of Underwriting Agreement

3.1***              The Articles of Incorporation of OMI Corporation

3.2***              By-laws of OMI Corporation

4.1**               Rights Agreement dated November 19, 1998

4.2***              Form of Common Stock Certificate

4.3*                Form of Senior Indenture

4.4*                Form of Subordinated Indenture

4.5*                Form of Certificate of Designation with respect to Preferred
                    Stock

4.6*                Form of  Warrant

5 Opinion of Fredric S. London, Esq. as to the legality of the Offered Securities and Rights registered hereunder.

12                  Computation of Ratio of Earnings to Fixed  Charges

23.1                Consent of Deloitte & Touche LLP.

23.2                Consent of  Fredric S.  London,  Esq.  (included  in Exhibit
                    Number 5).

24                  Power of Attorney (included in Part II of this
                    Registration Statement).

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

**   Incorporated by reference from the Company's Form 8-K dated May 15, 1998.

*** Incorporated by reference from the Company's Form S-1 filed May 15, 1998 (Registration No. 333-52771).

                                                                       Exhibit 5


                                                                    May 13, 2003



OMI Corporation
One Station Place
Stamford, Connecticut 06902

         Re:    OMI Corporation,
                Registration Statement on Form S-3

Ladies and Gentlemen:

     I am General Counsel of OMI Corporation, a Marshall Islands corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the above-captioned Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration of $250,000,000 in aggregate principal amount of the Corporation's debt securities, common stock, preferred stock, and warrants (the "Offered Securities"), and rights to purchase Series A Participating Preferred Stock, par value $1.00 issuable in certain circumstances with the shares of Common Stock (the "Rights").

     In arriving at the opinions expressed below, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Corporation and such other instruments and other certificates or public officials, officers and representatives of the Corporation and such other persons, and I have made such investigation of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed and have not verified that the signatures on all documents that I have examined are genuine.

     I have also investigated such questions of law for the purpose of rendering the opinions in this letter as I have deemed necessary. The opinions expressed below are subject to the qualification that I do not profess to be an expert in any laws other than those of the United States of America and the State of New York. Insofar as the laws of the Republic of the Marshall Islands are involved in the opinions hereinafter expressed, I have relied upon opinions and advice of Marshall Islands counsel rendered in transactions which I consider to be sufficiently similar to those contemplated by the Registration Statement as to afford a satisfactory basis for such opinions, upon my independent examination of the Associations Law of the Republic of the Marshall Islands as published in April 2001 and covering all laws enacted by the Nitijela through January 2001 as made available to me by the Marshall Islands Maritime & Corporate Administrators, Inc., and upon my knowledge of the interpretation of analogous corporate laws of the State of New York. In rendering the opinions set forth below, I have assumed that the laws of the Republic of the Marshall Islands and regulations examined by me have not been the subject of any further amendments and that the persons who executed the aforementioned certificates of public officials are duly authorized to act in such capacity on behalf of the Registrar of Corporations of the Republic of the Marshall Islands.

     Based on the foregoing and the legal considerations that I deem relevant, it is my opinion that the Offered Securities will be legally issued and binding obligations of the Corporation (except as may be limited by bankruptcy, insolvency, reorganization other laws relating to the enforcement of creditors' rights or by general principles of equity) when (i) the Registration Statement relating to the Offered Securities shall have become effective under the Act,
(ii) the applicable Indenture shall have been duly authorized, executed, and delivered by the Corporation and the Trustee named therein, and (iii) the Offered Securities shall have been duly executed and authenticated as provided in the Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor. To the extent that any Offered Securities are common stock, the Rights associated therewith have been duly authorized and are valid, binding and enforceable obligations of the Corporation.

     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Corporation, (a) I have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principals of equity.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name in the Registration Statement and the related Prospectus under the caption "Legal Matters." By giving such consent, I do not admit that I am an "expert" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                   Very truly yours,


                                   /s/ Fredric S. London
                                   ----------------------------------------
                                   Fredric S. London
                                   Senior Vice President and General Counsel

                                                                      Exhibit 12




                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           ($000's, Except the Ratio)

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                          ----------------------------------------------------------
EARNINGS:                                                          2002       2001        2000        1999     1998
                                                          ----------------------------------------------------------
                   Earnings from Continuing                      14,063     82,122      49,858    (79,320)    2,075
                   Operations (A)
ADD:               Fixed Charges                                 34,737     34,438      47,666      29,893   25,826
                   Amortization of Capitalized Interest             307        281         255         208       78
                   Distribution from Joint Ventures                   -      2,494       1,209       2,450    3,430
                                                                                             -           -        -
SUBTRACT:          Capitalized Interest                         (3,114)    (4,052)       (946)     (1,384)  (3,732)
                                                                                             -           -        -
                                                          ----------------------------------------------------------
                   TOTAL  EARNINGS                               45,993    115,283      98,042    (48,153)   27,677
                                                          ----------------------------------------------------------
FIXED CHARGES:
                   Interest Expense                              22,478     19,303      25,806      17,425   10,497
                   Capitalized Interest                           3,114      4,052         946       1,384    3,732
                   Capitalized Expenses Relating to Debt          1,466      4,354       7,030         278      983
                   Estimate of Interest in Rental Expense         7,679      6,729      13,884      10,806   10,614

                                                          ----------------------------------------------------------
                   TOTAL FIXED CHARGES                           34,737     34,438      47,666      29,893   25,826
                                                          ----------------------------------------------------------

                   RATIO OF EARNINGS TO FIXED
                   CHARGES                                         1.32       3.35        2.06     (B)         1.07



(A) Income before income taxes and equity from operations in joint ventures.

(B) For the year ended December 31, 1999 the earnings were insufficient to cover fixed charges by $78,046,000.


                                  EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of OMI Corporation on Form S-3 of our report dated February 4, 2003 (except for
Note 5 and the  first  paragraph  of Note 17 as to which  the date is March  14,
2003), appearing in the Annual Report on Form 10-K of OMI Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                        /s/ Deloitte & Touche LLP
                                        -------------------------
                                            Deloitte & Touche LLP



                                        New York, New York
                                        May 13, 2003



                                      -11-